SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                         Date of Report: August 26, 1999

                                  ISRAMCO, INC.
             (Exact name of registrant as specified in its charter)

Delaware                             0-12500                 13-3145265
(State or Other Jurisdiction         Commission File         IRS Employer
of Incorporation)                    Number)                 Identification No.)

               1770 St. James Place, Houston, Texas 7705 Suite 607
                    (Address of Principal Executive Offices)

                                  713-621-3882
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      Isramco Inc. (the "Company"), as operator of the offshore licenses in Israel, reported today that the results of seismic survey in which a number of gas prospects were mapped in the southern part of the Med Yavne Marine license were presented to the below referenced license participants at a meeting on August 23, 1999.

      As a result of the seismic survey, the Company recommended that the license participants approve the drilling of a gas well at a point located approximately 35 kilometers (approximately 22 miles) northwest of Ashkelon, at a water depth of approximately 700 m. (213 feet) near the No'ah structure (in which the Company is not a participant). The well, known as Or 1, is planned to be drilled to a depth of approximately 2,000 kilometers (Approximately 6,500 feet) with an overall budget of approximately $8.5 million. The Company recommended that, in order to drill the Or 1 well, the partners exercise the option previously granted to them by the drilling contractor to drill an additional well immediately after completion of the drilling of the Yam 2 West well, presently being drilled.

      The Company requested that the license participants in the Med Yavne license signify their approval of the Or 1 drilling budget by August 29, 1999.

      The Company also notified the participants that the Yam 2 West well has reached a depth of 2,530 m. (approximately 8,300 feet). Up to that depth, no indications of the presence of hydrocarbons have been found. Currently the drilling is continuing and is about to enter the principal target zone.

      The Company further advised that at its request, and subject to the exercise of the option to drill the Or 1 well, the drilling contractor has given the operator an option to drill an additional well on the same conditions as the Yam 2 West. The option for the additional well is subject to the requirement that the notice to exercise the option concerning the third well be delivered no later than 10 days after the spudding of the second well.

Participants                                   Med Yavne License     Yam 2 West

Isramco                                         1.0043%               1.0043%
Isramco Negev 2, Limited Partnership           70.9957%              85.9957%
Delek Drilling Co. Limited Partnership          8.0000%               8.0000%
Naphtla Explorations Limited Partnership        5.0000%               5.0000%
J.O.E.L. - Jerusalem Oil Exploration Ltd.       6.3100%                   --
Equital Ltd.                                    4.7400%                   --
Naphtla Israel Petroleum Co. Ltd.               3.9500%                   --

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 1999                   Isramco, Inc.


                                        By: /s/ Haim Tsuf

                                        Haim Tsuf
                                        Chairman of the Board